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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated March 12, 1993 appearing on pages 30 and 31 of Carter Hawley Hale Stores, Inc.'s Annual Report on Form 10-K for the fifty-two week period ended January 30, 1993, as amended by the Company's Amended Annual Report on Form 10-K/A No. 1 dated May 14, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE

Los Angeles, California
January 6, 1994